UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CASCADE BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

1100 NW Wall Street
Bend, Oregon 97701
April 20, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Bancorp (“Cascade” or the “Company”) to be held on Monday, June 8, 2015, at 5:30 p.m. Pacific Time at Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, 97701.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the meeting. During the meeting, we will also report on the operations of the Company and its subsidiary. Directors and officers of the Company, as well as a representative of BDO USA, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate shareholder questions.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting in person, please vote your proxy over the Internet, by telephone or by mail promptly.

Your continued interest and support of Cascade are sincerely appreciated.

Sincerely,

Andrew J. Gerlicher
Secretary

CASCADE BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Cascade Bancorp (“Cascade” or the “Company”) will be held at Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, 97701, on Monday, June 8, 2015, at 5:30 p.m. Pacific Time (the “Meeting”) for the following purposes:

1.	To elect as directors the 11 nominees named in the accompanying Proxy Statement;

2.	To ratify the appointment of BDO USA, LLP as Cascade’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve amendments to the 2008 Performance Incentive Plan;

4.	To approve, on a non-binding advisory basis, the compensation paid to Cascade’s Named Executive Officers, as described in the accompanying Proxy Statement; and

5.	To transact other business that may properly come before the Meeting.

If you were a shareholder of record of Cascade as of the close of business on April 2, 2015, you are entitled to receive notice of, and to vote at, the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 8, 2015. We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. We believe this method will allow shareholders to access the information they need, while lowering our costs and reducing the environmental impact of our annual meeting. Accordingly, we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote over the Internet or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please vote by signing and dating your proxy card and returning it in the enclosed postage prepaid envelope promptly, or vote electronically over the Internet or by telephone. See “How do I vote?” on page 2 of the accompanying Proxy Statement for further details. You do not need to keep your proxy card for admission to the Meeting. If your shares are held in the name of a bank, broker or other nominee, you must follow the instructions you receive from the holder of record in order to vote your shares.

By Order of the Board of Directors,

Andrew J. Gerlicher
Secretary

April 20, 2015
Bend, Oregon

PROXY STATEMENT
OF
CASCADE BANCORP
1100 N.W. Wall Street
Bend, Oregon 97701
(877) 617-3400

ANNUAL MEETING OF SHAREHOLDERS
June 8, 2015

APPROXIMATE DATE OF AVAILABILITY OF PROXY MATERIALS - APRIL 24, 2015

INFORMATION ABOUT THE MEETING AND VOTING

When and where is the Meeting?

The 2015 Annual Meeting of Shareholders of Cascade Bancorp (“Cascade,” the “Company,” “we” or “us”) will be held at Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, 97701, on Monday, June 8, 2015 at 5:30 p.m. Pacific Time (the “Meeting”).

Why am I receiving these materials?

We are furnishing our proxy materials to its shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) to be voted at the Meeting. The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement.

The Company is making its proxy materials available to some larger shareholders by mail and to all other shareholders on the Internet or, upon request, will deliver printed copies of its proxy materials by mail or electronic copies by email.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Ryan R. Patrick and Terry E. Zink have been designated as proxies or proxy holders for the Meeting.

Who may vote at the Meeting?

If you were a shareholder of Cascade as of the close of business on April 2, 2015, (the “Record Date”), you are entitled to vote at the Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 72,472,034 shares outstanding held by 909 holders of record.

What items will be voted on at the Meeting?

You will be voting on the following matters at the Meeting:

Proposal 1.  To elect as directors the 11 nominees named in this Proxy Statement.

Proposal 2.  To ratify the appointment of BDO USA, LLP as Cascade’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 3. To approve amendments to the 2008 Performance Incentive Plan.

Proposal 4.  To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.

Why did some shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide our shareholders with access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record who hold less than 50,000 shares of the Company’s common stock. All shareholders can access the proxy materials over the Internet or request to receive a printed set of the proxy materials by mail or an electronic set of the proxy materials via email. Instructions on how to access the proxy materials over the Internet or to request copies by mail or email are included in the Notice and under “Information Available to Shareholders” on page 31 of this Proxy Statement. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How do I vote?

Registered Shareholders. Registered shareholders (shareholders who hold shares of our common stock registered in their own name with our transfer agent, American Stock Transfer & Trust Company, as opposed to through a bank, broker or other nominee) may vote:

(1) over the Internet at www.proxyvote.com and following the instructions;

(2) by telephone by calling 1-800-690-6903 and following the instructions;

(3) if you request a printed copy of the proxy materials, which will include a proxy card, by completing, signing, dating and returning the proxy card promptly; or

(4) in person at the annual meeting.

We encourage you to vote electronically or by telephone. Votes submitted over the Internet or by telephone must be received by 8:59 p.m. Pacific Time on June 5, 2015.

Street Name Shareholders. Shareholders who hold shares of our common stock through a bank, broker or other nominee (“street name shareholders”) who receive or request printed copies of the proxy materials should be provided with voting instruction cards by the institution that holds their shares. If you are a street name shareholder who has received or requested a printed copy of the proxy materials and have not received a voting instruction card from your bank, broker or other nominee, please contact the institution that holds your shares.

Street name shareholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

Can I change or revoke my vote?

    Any shareholder giving a proxy may change or revoke it at any time before the polls are closed for voting at the Meeting.

If you are a shareholder of record, you may change or revoke your proxy by (1) voting over the Internet or by telephone, (2) timely delivering a later dated proxy or a written notice of revocation to our Secretary at the address listed under “Shareholder Proposals for 2016 Annual Meeting” on page 31 of this Proxy Statement or (3) attending the Meeting and voting in person. Your attendance at the Meeting will not itself revoke a proxy.

If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given voting instructions.

How will my shares be voted if I do not specify a choice with respect to each proposal?

    Shareholders should specify their choice for each matter as provided on the Internet, by telephone or on a proxy card. If you indicate when voting over the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or if you return a signed proxy card without giving specific voting instructions, then the proxy holders will vote your shares “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of BDO USA, LLP, “FOR” the amendments to the 2008 Performance Incentive Plan and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

As to any other business that may properly come before the Meeting, the proxy holders will vote the shares of our common stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

How will my shares be voted if I do not provide my proxy?

If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent, your shares will be voted only if you submit your vote over the Internet or by telephone or if you return a signed proxy card. Otherwise, your shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “- How do we determine a quorum?” below, unless you attend the Meeting to vote them in person.

If you are a street name shareholder, your bank, broker or other nominee may or may not vote your shares if you have not provided voting instructions to the bank, broker or other nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules that govern brokers, when a proposal is a “routine” matter, banks, brokers and other nominees may vote your shares in their discretion on “routine matters.” The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is a routine matter for which banks, brokers and other nominees may vote on behalf of their clients if no voting instructions are provided.

Under the rules that govern brokers, when a proposal is not a “routine matter” and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” The election of the director nominees to the Board of Directors, the approval of the amendments to the 2008 Performance Incentive Plan and the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers are not routine matters and, if your bank, broker or other nominee has not received your voting instructions with respect to these proposals, your bank, broker or other nominee cannot vote your shares on these proposals.

How do we determine a quorum?

We must have a quorum to conduct any business at the Meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the Meeting or submit proxies to establish a quorum. Abstentions, withheld votes in the election of directors and shares held of record by a bank, broker or its nominee that are voted on any matter will be included in the number of shares present. Broker shares that are not voted on any matter (“broker non-votes”) will not be included in determining whether a quorum is present.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will not be included in the number of votes cast or the vote totals for the election of directors, the ratification of the appointment of BDO USA, LLP, the approval of the amendments to the 2008 Performance Incentive Plan or the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers and will not affect the outcome of the vote for these proposals.

What is the voting requirement to approve each proposal?

Approval of Director Nominees

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of our common stock voted in the election of directors.

Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of the Company’s independent registered public accounting firm will be ratified if the number of shares voted in favor of the proposal exceeds the number of shares voted against it.

Approval of Amendments to the 2008 Performance Incentive Plan

The proposed amendments to the 2008 Performance Incentive Plan will be ratified if the number of shares voted in favor of the proposal exceeds the number of shares voted against it.

The Advisory Vote on Executive Compensation

The compensation of our Named Executive Officers will be approved, on a non-binding advisory basis, if the number of shares voted in favor of the proposal exceeds the number of shares voted against it.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that shareholders vote “FOR” each of the nominees for director, “FOR” the ratification of the appointment of BDO USA, LLP, “FOR” the amendments to the 2008 Performance Incentive Plan and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Who is paying the cost of this proxy solicitation?

Cascade will bear the cost of soliciting proxies from its shareholders. In addition to using the mail and Internet, proxies may be solicited by personal interview, telephone, and electronic communication. Cascade requests that banks, brokerage houses, other institutions, nominees, and fiduciaries forward proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees of Cascade and its bank subsidiary, Bank of the Cascades (the “Bank”), acting on Cascade’s behalf, may solicit proxies personally. Cascade may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means you have multiple accounts with our transfer agent, American Stock Transfer & Trust Company, or with one or more banks, brokers or other nominees. To vote all your shares, you will need to sign and return all proxy cards or voting instruction cards. We encourage you to consolidate your accounts with the same name and address with American Stock Transfer & Trust Company or your bank, broker or other nominee in a single account whenever possible. For additional information, please contact our transfer agent at the contact information listed under “Information Available to Shareholders” on page 31 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes, as of April 2, 2015, the beneficial ownership of our common stock by each director and each nominee for director, each of our Named Executive Officers, all of our directors, and executive officers as a group, and those persons known to beneficially own more than 5% of our common stock.

Beneficial Owner’s Name	Shares of Common Stock	Nonvested Restricted Stock	Stock Options Exercisable	Shares held in 401(K) Plan	Total Shares of Common Stock Owned(1)	Percent of Class
5% Owners:
Green Equity Investors V, L.P.(2) 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	11,473,443	—	—	—	11,473,443	15.83%
Green Equity Investors Side V, L.P.(2) 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	11,473,443	—	—	—	11,473,443	15.83%
WL Ross & Co. LLC(3) 1166 Avenue of the Americas New York, NY 10036	11,468,750	—	—	—	11,468,750	15.83%
Lightyear Fund II, L.P.(4) 375 Park Avenue, 11th Floor New York, NY 10152	11,486,632	—	—	—	11,486,632	15.85%
Lightyear Co-Invest Partnership II, L.P.(4) 375 Park Avenue, 11th Floor New York, NY 10152	11,486,632	—	—	—	11,486,632	15.85%
David F. Bolger(5) 375 Park Avenue, 11th Floor New York, NY 10152	6,577,072	—	—	—	6,577,072	9.08%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	3,624,999	—	—	—	3,624,999	5.00%
Officers and Directors:
Jerol E. Andres, Director	20,842	—	—	—	20,842	0.03%
Michael J. Connolly, Director	13,189	—	—	—	13,189	0.02%
Chris C. Casciato, Director	—	—	—	—	—	—%
Annette G. Elg, Director	2,569	—	—	—	2,569	—%
Henry H. Hewitt, Director	22,324	—	—	—	22,324	0.03%
Dennis L. Johnson, Director	2,569	—	—	—	2,569	—%
J. LaMont Keen, Director	14,607	—	—	—	14,607	0.02%
James B. Lockhart III, Director	17,882	—	—	—	17,882	0.02%
Patricia L. Moss, Vice Chairman	38,675	—	—	1,804	40,479	0.06%
Ryan R. Patrick, Chairman	32,271	—	—	1,527	33,798	0.05%
Thomas M. Wells, Director(6)	6,627,106	—	—	—	6,627,106	9.14%
Terry E. Zink, Director and Officer	38,589	141,187	19,412	—	199,188	0.27%
Gregory D. Newton, Officer	21,288	57,521	8,030	—	86,839	0.12%
Charles N. Reeves, Officer	33,670	59,214	—	—	92,884	0.13%
All Directors and Executive Officers as a Group (14)	6,885,581	257,922	27,442	3,331	7,174,276	9.90%
________________

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated below or in the table above, each person has sole voting and investment power with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 72,472,034 shares of common stock outstanding as of April 2, 2015.

(2)
Green Equity Investors V, L.P., a Delaware limited partnership (“GEI V”) is the record owner of 8,826,972 shares of Common Stock and Green Equity Investors Side V, L.P., a Delaware limited partnership (“GEI Side V”) is the record owner of 2,646,471 shares of Common Stock. GEI Capital V, LLC, a Delaware limited liability company (“Capital”) is the general partner of GEI V and GEI Side V. Capital’s principal business is to act as the general partner of GEI V and GEI Side V. Green V Holdings, LLC, a Delaware limited liability company (“Holdings”) is a limited partner of GEI V and GEI Side V. Holdings’ principal business is to serve as a limited partner of GEI V and GEI Side V. Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”) is an affiliate of Capital. LGP’s principal business is to act as the management company of GEI V, GEI Side V and other affiliated funds. LGP Management, Inc., a Delaware corporation (“LGPM”) is the general partner of LGP. LGPM’s principal business is to act as the general partner of LGP. Due to their relationships with GEI V and GEI Side V, each of Capital, Holdings, LGP and LGPM may be deemed to have shared voting power with respect to the common stock deemed to be beneficially owned by GEI V and GEI Side V. As such, GEI V, GEI Side V, Capital, Holdings, LGP and LGPM may be deemed to have shared beneficial ownership over such shares of common stock. Each of GEI V, GEI Side V, Capital, Holdings, LGP and LGPM, however, disclaims beneficial ownership of such shares of common stock as to which they are not the record owner.

(3)
The 11,468,750 shares of Common Stock are held directly by WLR CB Acquisition Co LLC. Wilbur L. Ross, Jr. is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of WLR Recovery Fund IV, L.P., which is the sole manager of WLR CB Acquisition Co LLC, and WL Ross & Co. LLC is the investment manager of WL Ross Group, L.P. Accordingly, WLR Recovery Fund IV, L.P., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado, LLC, Wilbur L. Ross, Jr. and WL Ross & Co. LLC may be deemed to share voting and dispositive power over the Common Stock held by WLR CB Acquisition Co LLC.

(4)
Lightyear Fund II, L.P., a Delaware limited partnership (“Lightyear Fund II”), is the record owner of 11,438,500 shares of Common Stock. Lightyear Co-Invest Partnership II, L.P., a Delaware limited partnership (“Co-Invest”), is the record owner of 30,250 shares of Common Stock. Lightyear Capital II, LLC, a Delaware limited liability company, is the record owner of 17,882 shares of Common Stock. Lightyear Fund II GP, L.P., (“Lightyear Fund II GP”) is the general partner of Lightyear Fund II. The principal business of Lightyear Fund II GP is acting as general partner of Lightyear Fund II. Lightyear Fund II GP Holdings, LLC (“Lightyear Fund II GP Holdings”) is the general partner of Lightyear Fund II GP and Co-Invest. The principal business of Lightyear Fund II GP Holdings is acting as general partner of Lightyear Fund II GP and Co-Invest. The managing member of Lightyear Fund II GP Holdings is LY Holdings, LLC. The principal business of LY Holdings, LLC is acting as managing member of Lightyear Fund II GP Holdings. The managing member of LY Holdings, LLC is Mark F. Vassallo. The present principal occupation of Mr. Vassallo is as Managing Partner of Lightyear Capital LLC. Lightyear Capital LLC is the sole member of Lightyear Capital II, LLC. The present business of Lightyear Capital LLC is acting as an investment advisory firm. The managing member of Lightyear Capital LLC is Mr. Vassallo. Lightyear Fund II GP could be deemed to have voting or dispositive power over the shares owned by Lightyear Fund II. Each of Lightyear Fund II GP Holdings, LY Holdings, and Mr. Vassallo could be deemed to have shared voting or dispositive power over the shares owned by Lightyear Fund II and Co-Invest. Each of Lightyear Capital LLC and Mr. Vassallo could be deemed to have shared voting power over the shares owned by Lightyear Capital II, LLC.

(5)
Mr. Bolger is the record owner of 6,577,072 shares of common stock. Two-Forty Associates LLC is the record owner of 19,232 shares of common stock. Mr. Bolger has the shared power to vote or to direct the vote or to dispose or direct the disposition of 6,577,072 shares of common stock. Mr. Bolger owns 16% of the membership interests of Two-Forty Associates LLC. James T. Bolger, Mr. Bolger’s son, is managing member of Two-Forty Associates LLC, owns 28% of its membership interests and has shared power to vote or to direct the vote or to dispose or direct the disposition of 19,232 shares of common stock held by Two-Forty Associates LLC.

(6)
Mr. Wells is the record owner of 50,034 shares of common stock. “Shares of Common Stock” and “Total Shares of Common Stock Owned” columns also include 6,577,072 shares of common stock owned of record by David F. Bolger and as to which Mr. Wells has shared voting and investment power pursuant to a power of attorney.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Board of Directors consists of 12 directors. On January 27, 2015, Henry H. Hewitt, a director of the Company and the Bank since 2004, notified the Company of his decision to retire from the Board of Directors of each of the Company and the Bank at the completion of his term.  Mr. Hewitt will continue to serve on the Board of Directors of each of the Company and the Bank until the completion of the Meeting and will not stand for re-election at the Meeting. The Board has nominated the 11 persons listed under the heading “Nominees” for election at the Meeting to serve as directors until the 2016 Annual Meeting of Shareholders and until their successors have been elected and qualified. The Board of Directors of each of the Company and the Bank expect to pass a resolution reducing the size of the Board of Directors of each of the Company and the Bank to 11 persons effective as of the conclusion of the Meeting. Shareholders cannot vote for more directors than there are nominees.

If any nominee is unable to serve, the shares represented by all valid proxies will be voted either (1) for the election of such substitute as the named proxy holders may recommend, or (2) for the balance of the nominees, leaving a vacancy. At this time, the Board knows of no reason why any nominee might be unavailable or unwilling to serve.

The Bylaws of the Company do not allow nominations from the floor at the Meeting. Any shareholder wishing to nominate a person for election as a director must submit that nomination to the Secretary of Cascade as outlined in this Proxy Statement under “Nominating and Corporate Governance Committee.”

Nominees

The nominees are all current directors. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. The age indicated and other information in each nominee’s biography is as of the Record Date.

Nominees for Election:	Age	Year First Elected Director
Jerol E. Andres	71	1993
Chris C. Casciato	56	2011*
Michael J. Connolly	49	2011*
Annette G. Elg	58	2014
Dennis L. Johnson	60	2014
J. LaMont Keen	62	2012
James B. Lockhart III	68	2011*
Patricia L. Moss	61	1993
Ryan R. Patrick	59	1998
Thomas M. Wells	63	2006*
Terry E. Zink	63	2012
________________

*
On January 28, 2011, the Company sold 44,193,750 shares of common stock at a price of $4.00 per share, for total gross proceeds of $176,775,000. As a condition of the closing of the sale of common stock, private equity funds affiliated with Lightyear Capital LLC (“Lightyear”), private equity funds affiliated with Leonard Green & Partners, L.P. (“Leonard Green”), and an affiliate of WL Ross & Co. LLC (“WL Ross”), were each entitled to have one person nominated by them elected to the Board of Directors of the Company and the Bank. Accordingly, on January 28, 2011, upon the closing of the transaction, Chris C. Casciato, a Managing Director of Lightyear, Michael J. Connolly, then a Partner of Leonard Green, and James B. Lockhart III, Vice Chairman of WL Ross, were elected to the Board of Directors of each of the Company and the Bank.

Most of the 44,193,750 shares of common stock were sold pursuant to the Amended and Restated Securities Purchase Agreement between the Company and Lightyear, the Securities Purchase Agreement between the Company and Leonard Green, the Securities Purchase Agreement between the Company and WL Ross, and the Amended and Restated Securities Purchase Agreement between the Company and David F. Bolger, each dated November 16, 2010 (the “Securities Purchase

Agreements”). Per the Securities Purchase Agreements, Lightyear, Leonard Green, WL Ross and David F. Bolger have the right to nominate one candidate for election to the Company’s Board of Directors. Each of Lightyear, Leonard Green, WL Ross and David F. Bolger is also entitled to be represented on the board of directors of the Bank. The rights to representation briefly outlined above will continue with respect to each of Lightyear, Leonard Green, WL Ross and David F. Bolger until such investor together with his or its affiliates ceases to own at least 5% of the outstanding shares of common stock of the Company. Thomas M. Wells previously served as the Cascade Bancorp Board of Directors designee for Mr. Bolger pursuant to a shareholders agreement between Mr. Bolger and the Company; Mr. Bolger’s right to nominate one director to the Company’s Board of Directors under the shareholders agreement terminated on January 28, 2011, but continues pursuant to the terms of his Securities Purchase Agreement.

Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of the directors or executive officers. For director qualifications, please see the “Director Qualifications and Experience” table, included on page 14.

Jerol E. Andres.  Mr. Andres is currently retired. From 1988 to 2011 Mr. Andres served as CEO and President of JELD-WEN Development, Inc., a real estate development company. He also served as the Board Chair of Clear Choice Health Plans Inc. Currently, Mr. Andres serves on the boards of the Redmond Chamber of Commerce, Redmond Proficiency Academy and Partners in Care Hospice. He is also a partner of Workhorse Solutions, LLC, which provides consulting services to the hospitality and resort real estate industry.

Chris C. Casciato.  Mr. Casciato is a Managing Director and member of the Investment Committee of Lightyear Capital. He joined Lightyear Capital in 2008 after having spent over 20 years at Goldman, Sachs & Co., where he was a partner and held several positions, including Chief Operating Officer of Goldman Sachs’ global investment banking business. He serves on the board of directors of the following Lightyear portfolio companies: Community & Southern Holdings, Inc. and its subsidiary, Community & Southern Bank; Clarion Partners; Paradigm Management Corporation; and Strategic Growth Bancorp. Mr. Casciato is Lightyear’s designated nominee pursuant to the terms of the Amended and Restated Securities Purchase Agreement between the Company and Lightyear.

Michael J. Connolly.  Mr. Connolly is a partner and managing director of Breakaway Capital Partners, LLC, a lower-middle market lending fund based in Los Angeles that he co-founded in 2014.  From 2007 through 2013, he was a partner of Leonard Green & Partners, L.P., a Los Angeles-based private equity firm that manages approximately $15 billion in assets. From 2001 through 2007, Mr. Connolly was an investment banker at UBS Securities, LLC, most recently as Managing Director and co-head of UBS Securities’ Los Angeles Investment Banking office. Before joining UBS, he was a Senior Vice President at Donaldson, Lufkin and Jenrette from 1992 through 2000. He serves on the boards of Motorini, Inc., Malibu Boats, Inc., and Fiesta ParentCo, L.L.C., the parent company of the Palms Casino Resort in Las Vegas. Mr. Connolly is Leonard Green’s designated nominee pursuant to the terms of the Securities Purchase Agreement between the Company and Leonard Green.

Annette G. Elg. Ms. Elg is the Senior Vice President and Chief Financial Officer of J. R. Simplot Company, one of the largest privately held food and agribusiness companies in the U.S. She has been with Simplot for over 25 years progressing through various finance and operational positions. She has held her current role since 2002. Prior to joining Simplot, Ms. Elg spent 10 years with the Boise office of the public accounting firm of Arthur Andersen & Co. Ms. Elg represents Simplot as a Director of Primex, Ltd., a captive insurance company, and is involved in various community activities, including Ballet Idaho, Boise Art Museum and Learning Lab. She is the Chairman-elect of the University of Idaho College of Business and Economics Advisory Board.

Dennis L. Johnson.  Mr. Johnson has been President and CEO of United Heritage Mutual Holding Company since 2001, and United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999. He served as President and CEO of United Heritage Financial Services, a broker-dealer, from 1994 to 1998 and served as General Counsel of United Heritage Mutual Holding Company and certain of its affiliates from 1983 to 1999. He is a former trustee of the Public Employees Retirement System of Idaho and currently serves on the Idaho State Treasurer’s Investment Advisory Board. He also sits on the Board of Directors of IDACORP, Inc. and Idaho Power Company.

J. LaMont Keen.  Mr. Keen is the former President and Chief Executive Officer of IDACORP, Inc., serving from 2006 to 2014, and was Chief Executive Officer of IDACORP, Inc. subsidiary Idaho Power Company from 2005 through 2013 where he was employed for 40 years. He has served as a director of IDACORP, Inc. and Idaho Power Company since 2004.

James B. Lockhart III.  Mr. Lockhart is the Vice Chairman of WL Ross & Co. LLC where he is a member of the Management Committee, oversees the financial services investment team and serves on investment committees. Prior to joining in September 2009 he was the Director of the Federal Housing Finance Agency, regulator of Fannie Mae, Freddie Mac and the 12 Federal Home Loan Banks, and its predecessor agency, the Office of Federal Housing Enterprise Oversight. He served as the Chairman of the Federal Housing Finance Oversight Board and a member of the Financial Stability Oversight Board. Mr. Lockhart has also served as the Deputy Commissioner and Chief Operating Officer of the Social Security Administration and as Secretary to the Social Security Board of Trustees. He was a member of President Bush’s Management Council. Mr. Lockhart co-founded and served as managing director of NetRisk, Inc., a risk management software and consulting firm serving major financial institutions, banks, insurance companies and investment management firms worldwide. Mr. Lockhart also served as Executive Director of the Pension Benefit Guaranty Corporation from 1989 until 1993. He held senior positions at National Reinsurance, Smith Barney, Alexander & Alexander and Gulf Oil, in Europe and the U.S. He is a director of Virgin Money in the U.K., Shellpoint Partners, Situs Holdings, and Capital Markets Holding LLC. Mr. Lockhart is WL Ross’ designated nominee pursuant to the terms of the Securities Purchase Agreement between the Company and WL Ross.

Patricia L. Moss.  Ms. Moss currently serves as Vice Chairman of the Board. Ms. Moss served as CEO of the Bank and President and CEO of the Company from 1998 to 2012. She currently serves as a director of MDU Resources, Inc., the Oregon Growth Board and the City of Bend Juniper Ridge Management Board. Ms. Moss is a former board member of Clear One Health Plans and has served on various community boards, including Central Oregon Community College, Oregon State University Cascades Campus and St. Charles Medical Center. Ms. Moss also serves as a Trustee on the Company’s Profit Sharing/401(k) Plan and as Chairman of the Bank of the Cascades Foundation.

Ryan R. Patrick, CPA.  Mr. Patrick, a certified public accountant, has been a partner in the firm of Patrick Casey & Co., LLP since 2000. His experience includes financial reporting and business and tax consulting for a wide range of clients, including individuals, corporations, partnerships, estates and trusts. Mr. Patrick is a former director of St. Charles Health System, which operates St. Charles Medical Centers throughout Central Oregon. He is also a former director of CentWise Drug of Redmond Inc.

Thomas M. Wells.  Mr. Wells is the senior partner and Chief Financial Officer of the law firm Wells, Jaworski & Liebman, LLP, with offices in New York and New Jersey. Mr. Wells serves as the sole trustee of the David F. Bolger Revocable Trust, the owner of approximately 9.08% of Cascades’ outstanding shares. In addition to his legal practice, Mr. Wells serves as a Director and Chief Executive Officer of the Bolger Foundation, as a Director and President of the Wells Mountain Foundation, and as Managing Member of Wells Mountain LLC, a real estate development, ownership and hospitality company.

Terry E. Zink.  Mr. Zink has been the President and Chief Executive Officer and a director of the Company and the Bank since January 1, 2012. Prior to joining Bank of the Cascades, Mr. Zink served as President and Chief Executive Officer of Fifth Third Bank Chicago, an affiliate of the Fifth Third Bancorp network. He was also responsible for the oversight of the other 18 affiliates within the Fifth Third Bancorp network and the strategic oversight of the Retail and Small Business Banking lines. As an Executive Officer of Fifth Third Bank, Mr. Zink managed the Bank’s strategic growth throughout 13 states. This role included overseeing operations of approximately 22,000 employees, 1,300 branches, and more than $110 billion in assets. Prior to joining Fifth Third Bank, Mr. Zink served nearly 17 years with Wells Fargo & Company in several senior management positions in California and Arizona.

THE CASCADE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE TO THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS COMPOSITION AND RESPONSIBILITIES

Board of Directors Composition and Leadership

The Cascade Board of Directors currently is made up of 12 directors. The Board affirmatively determined that each of the following directors and director nominees is an “independent director” as defined under the NASDAQ rules: Mr. Andres, Mr. Casciato, Mr. Connolly, Ms. Elg, Mr. Johnson, Mr. Hewitt, Mr. Keen, Mr. Lockhart, Mr. Patrick and Mr. Wells.

Responsibilities of the Board of Directors

Each director is responsible for discharging his or her duties in good faith in the best interests of the Company, and with the care a prudent person would reasonably exercise under the circumstances. Directors have a duty to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. The Board is authorized to retain outside legal, accounting or other advisors, as necessary, to carry out its responsibilities.

Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. Directors are expected to disclose all business relationships with the Company and recuse themselves from discussions and decisions affecting those relationships. The Company annually solicits information from directors in order to monitor potential conflicts of interest and to make its determination of director independence.

Board Leadership Structure

The same person currently does not serve as both Chief Executive Officer of the Company and Chairman of the Board. We believe this structure is in the best interest of the Company as it allows our Chief Executive Officer, Mr. Zink, to focus his time and energy running the day-to-day operations of the Company and the Bank, while allowing our Chairman, Mr. Patrick, to oversee and lead the Board in its fundamental role of navigating a variety of issues and providing independent oversight of and advice to management.

Role of the Board of Directors in Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. Some aspects of risk oversight are fulfilled at the full Board level. Additionally the Board, or a committee of the Board, receives specific periodic reports from executive management on credit risk, liquidity risk, interest rate risk, capital risk, operational risk and economic risk. The Audit and Enterprise Risk Management Committee (or “Audit Committee”) oversees financial, accounting and internal control risk management. The head of the Company’s internal audit function and the independent registered public accounting firm report directly to the Audit Committee. The Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs.

Meeting Attendance

Directors are expected to attend scheduled Board and committee meetings, to review pre-meeting materials and to take an active and effective role in all meetings and deliberations.

During fiscal year 2014, the Board met 13 times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by Board committees on which he or she served.

The Company encourages its directors to attend the annual meeting of shareholders. Five directors attended the 2014 annual meeting of shareholders.

Non-Management Directors — Stock Ownership Guidelines

The Board has adopted stock ownership guidelines applicable to all non-management directors of the Company other than those non-management directors who serve as a nominee of Lightyear, Leonard Green or WL Ross. The guidelines generally provide that any non-employee director should own, within four years of the beginning of his or her board service, Company common stock having a fair market value equal to four times the director’s annual cash retainer. In 2013, the Board updated the guidelines to exempt non-management directors who serve as a nominee of Lightyear, Leonard Green or WL Ross.

Related Person Transactions Policy and Procedure

The Board has adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) Cascade was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest. A related person as defined in the policy is (i) a member of the Board, (ii) a nominee for the Board, (iii) an executive officer, (iv) a person who beneficially owns more than 5% of Cascade’s common stock, or (v) any immediate family member of any of the people listed above.

Under the policy, the related person is required to notify and provide information regarding the related person transaction to the Company’s Chief Financial Officer. If the Chief Financial Officer determines that the proposed transaction is a related person transaction in which the related person’s interest is material, the Nominating and Corporate Governance Committee (or “Governance Committee”) must review the transaction for approval or disapproval. In determining whether or not to approve a related person transaction, the Governance Committee is required to consider all relevant facts and circumstances. No committee member is permitted to participate in the review of a related person transaction if he or she has an interest in the transaction.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board or with a particular committee or director may do so in writing addressed to the Board or to the particular director. The written communication should be delivered to our Secretary at the address of our main office, 1100 N.W. Wall Street, Bend, Oregon 97701. Our Secretary will promptly forward such communications to the applicable committee, director or to the Chairman of the Board for consideration.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has designated the following committees: Compensation Committee; Audit and Enterprise Risk Management Committee; and Nominating and Corporate Governance Committee.

The current composition of each Board committee is set forth below:

Compensation Committee	Audit and Enterprise Risk Management Committee	Nominating and Corporate Governance Committee
Jerol E. Andres (chair)	J. LaMont Keen (chair)	Thomas M. Wells (chair)
Chris C. Casciato	Jerol E. Andres	Annette G. Elg
Michael J. Connolly	Annette G. Elg	J. LaMont Keen
Henry H. Hewitt	Michael J. Connolly	James B. Lockhart III
Dennis L. Johnson	Ryan R. Patrick	Ryan R. Patrick

Compensation Committee

The Board has determined that all of the members of the Compensation Committee are (i) “independent” within the meaning of the NASDAQ listing standards, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (iii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. As more fully described in its charter, the Compensation Committee provides assistance to the Board by discharging its responsibilities relating to the compensation of the Company’s Named Executive Officers, other key executive officers and directors. The Board has delegated authority to the Compensation Committee to approve compensation for the NEOs (other than the CEO) and other key executive officers and to recommend the compensation of the CEO to the Board of Directors for approval. The Compensation Committee meets at least twice annually and additionally on an as-needed basis. A copy of the Compensation Committee Charter is available on the Company’s website at www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page). The Compensation Committee met five times during 2014.

Annual NEO and other key executive officer compensation decisions are typically made at the February or March Compensation Committee meeting, and Board meeting in the case of the CEO. Compensation for NEOs and other key executive officers is determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the compensation for peers within the Company and in the Peer Group (as discussed below), compensation in the relevant marketplace for similar positions, and performance of the individual and the Company as a whole. In making its determination, the Compensation Committee considers all forms of compensation and benefits using widely accepted practices to review the total value delivered through all elements of pay and the potential future value of the Compensation Committee’s current compensation decisions.

Use of Consultants

The Compensation Committee has in the past engaged a compensation consultant to provide input on executive compensation plan design and structure, assist in Peer Group selection and recommend compensation ranges. The Compensation Committee retained Pearl Meyer & Partners, a recognized leader in executive and director compensation strategy and governance, to provide analysis of executive compensation. The consultant is independent and reports directly to the Compensation Committee, which discusses, reviews and approves consulting projects performed by Pearl Meyer & Partners. The Compensation Committee periodically reviews the relationships with its consultant and considers competitive proposals from other firms. As an independent consulting firm, Pearl Meyer & Partners does not provide other services such as retirement or welfare plan administration.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee frequently requests the attendance of the CEO and the Executive Vice President and Chief Administrative Officer at Compensation Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally other executives may be invited to attend a Compensation Committee meeting to provide financial or human resources information. NEOs or other key executive officers in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding NEO compensation.

The Compensation Committee discusses the CEO’s compensation with the CEO, but final deliberations and all votes regarding the CEO’s compensation are made without the CEO present. The Compensation Committee makes recommendations to the Board for final approval regarding all compensation matters for the CEO. The Compensation Committee makes decisions related to compensation for the NEOs (other than the CEO) and other key executive officers after receiving recommendations from the CEO and any input requested from the independent compensation consultants. A NEO or key executive officer is not present at a meeting when his or her compensation is being approved.

For more information about the Compensation Committee’s activities see “Executive Compensation” below.

Audit and Enterprise Risk Management Committee

The Audit and Enterprise Risk Management Committee (the “Audit Committee”) consists of five directors, each of whom meets the independence standards for members of public company audit committees set forth in the NASDAQ listing rules and SEC rules. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that Mr. Keen, Mr. Andres, Mr. Connolly, Ms. Elg and Mr. Patrick qualify as audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee Charter is available on the Company’s website at www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page). The Audit Committee met 14 times during 2014.

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company, and to assure the quality and integrity of the Company’s consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to: (i) monitor the Company’s financial reporting process and internal control system; (ii) oversee, review and appraise the audit activities of the Company’s independent registered public accounting firm and internal auditing function; (iii) maintain complete, objective and open communication between the Board, the independent accountants, financial management, and the internal audit function; and (iv) oversee the Company’s risk assessment and risk management policies and practices. The Audit Committee provides oversight and evaluation of the process by which management certifies the effectiveness of the Company’s system of internal controls. The Audit Committee reviews and discusses with the independent registered public accounting firm its attestation report on the Company’s system of internal control over financial reporting and its findings as to deficiencies in the system of controls, if any.

The Company’s independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is solely responsible for appointing or replacing the Company’s independent registered public accounting firm, recommending the submission of such appointment to a shareholder vote, and assuring the independence and providing oversight and supervision thereof. Any non-audit services provided by the auditor must be pre-approved by the Audit

Committee. For more information about the Audit Committee’s activities see “Report of the Audit and Enterprise Risk Management Committee of the Board of Directors” below.

Nominating and Corporate Governance Committee

As more fully described in its charter, the Nominating and Corporate Governance Committee (the “Governance Committee”) provides assistance to the Board by identifying qualified individuals as prospective Board members and recommends to the Board the director nominees for election at the annual meeting of shareholders. The Governance Committee oversees the annual review and evaluation of the performance of the Board and its committees, develops and recommends corporate governance guidelines to the Board of Directors, and leads and oversees a search process in the event of a CEO vacancy. In addition, the Governance Committee examines, evaluates, and monitors the independence of directors for general Board positions, as well as for specific committee duties, and evaluates specific qualifications for members serving as audit committee financial experts. The Governance Committee also reviews and approves or ratifies any material potential conflict of interest or transaction between Cascade and any “related person” as defined under applicable SEC rules. See “Related Person Transactions Policy and Procedures” above. The Governance Committee met four times during 2014.

The Governance Committee’s charter provides that, in identifying candidates for membership on the Board, the Governance Committee shall take into account all factors and criteria it considers appropriate, including whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, place of residence and specialized experience. The Governance Committee also considers it appropriate to identify the impact a candidate will have on the Company and the Board in terms of skill set, expertise, experience, business development contributions, background, character, individual success in chosen fields, public company expertise, geographic diversity, and independence of candidates.

The Governance Committee will consider shareholder recommendations for candidates for the Board using the same process. There are no differences in the manner in which the Governance Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. Shareholder recommendations for potential directors must be in writing and the shareholder submitting a nomination must have continuously held at least $2,000 in market value of Cascade Bancorp common stock for at least one year and hold the stock through the date of the annual meeting at which the nomination will be made. Any shareholder who intends to nominate a director at an annual meeting must deliver notice to the Secretary of Cascade not less than 60 nor more than 90 days prior to the meeting date; provided, however, that if less than 65 days’ notice or prior public disclosure of the meeting date is given or made to shareholders, the shareholder’s notice of a director nomination must be received by the close of business on the 15th day following the day on which such notice or prior public disclosure of the date of the annual meeting was made, whichever first occurs. The shareholder notice must include, for each nominee, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the number of Cascade shares beneficially owned by the nominee, and other information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the nominee. Additional information is required with respect to the shareholder giving the notice. The Governance Committee requires evidence that the nominee’s qualifications meet the criteria and considerations as outlined in the Governance Committee charter or as published by the Company from time to time. Refer to the Governance Committee Charter, available on the Company’s website www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page), and the Company’s Bylaws for minimum qualifications of director candidates and procedures for shareholders in communicating nominations to the Board.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to the Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Governance Committee in evaluating a board candidate.

	Andres	Casciato	Connolly	Elg	Hewitt	Johnson	Keen	Lockhart	Moss	Patrick	Wells	Zink
Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X	X	X	X	X	X	X	X	X	X	X	X
Audit Committee Financial Expert (actual or potential)	X	X	X	X	X	X	X	X	X	X
Civic and community involvement	X	X	X	X	X	X	X	X	X	X	X	X
Other public company experience	X	X	X		X	X	X	X	X		X	X
Leadership and team building skills	X	X	X	X	X	X	X	X	X	X	X	X
Diversity by race, gender or culture				X					X
Specific skills/knowledge
– finance		X	X	X	X	X	X	X	X	X		X
– marketing	X											X
– public affairs		X	X		X		X	X	X			X
– human resources					X				X		X
– governance		X	X	X	X	X	X	X	X		X	X

DIRECTOR COMPENSATION FOR FISCAL YEAR 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jerol E. Andres	48,501	25,997	—	—	—	74,498
Chris C. Casciato	—	—	—	—	—	—
Michael J. Connolly	39,750	25,997	—	—	—	65,747
Annette G. Elg (1)	18,750	12,999	—	—	—	31,749
Henry H. Hewitt	44,750	25,997	—	—	—	70,747
Dennis L. Johnson (2)	19,751	12,999	—	—	—	32,750
J. LaMont Keen	46,500	25,997	—	—	—	72,497
James B. Lockhart III	27,750	25,997	—	—	—	53,747
Patricia L. Moss	42,999	25,997	—	—	230,006	299,002
Ryan R. Patrick	58,500	25,997	—	—	—	84,497
Thomas M. Wells	42,000	25,997	—	—	—	67,997

(1)	Ms. Elg began serving as a director in June 2014. Her 2014 director fees and stock awards were pro-rated.

(2)	Mr. Johnson began serving as a director in June 2014. His 2014 director fees and stock awards were pro-rated.

Fees Earned or Paid in Cash (column b):  Each Company director received an annual cash retainer of $26,000 in 2014. Directors also received $9,000 cash to compensate them for their expected attendance at 13 board meetings. The Chairman of the Board (Mr. Patrick) received an additional fee of $20,000. The following Directors received cash compensation for acting as Committee Chairs: Andres (Compensation) $7,500, Hewitt (Loan) $4,000, Moss (Trust) $4,000, Wells (Nominating & Corporate Governance) $4,000, Keen (Audit) $9,000. The Loan and Trust committees are Bank-level committees. Directors also received cash compensation for their anticipated attendance at various committee meetings, with the exception of the Loan Committee, for which cash compensation was paid for actual attendance. The fee schedule for attending committee meetings was $500. At the start of the year, fees are calculated based on anticipated number of committee meetings with exception of Loan Committee, and fees are then paid out pro-rata on a monthly basis. Employee directors do not receive fees for serving on the Board.

Stock Awards (column c):  Amounts in this column represent the aggregate grant date fair value of the stock awards granted to the directors in 2014. The amounts were calculated based on the closing price of our common stock on the Nasdaq on the date of grant. On June 11, 2014, each director each received 5,416 shares of common stock at a $4.80 stock price with the following exceptions: Mr. Hewitt received 5,416 restricted stock units at a $4.80 stock price on June 11, 2014; and Ms. Elg and Mr. Johnson received 2,569 shares of common stock at a grant date fair value of $5.06 in October 2014.

Option Awards (column d):  The Company historically has not granted any stock options to directors other than nonqualified stock options. The Company did not grant any stock options to the directors in 2014.

All Other Compensation (column f):  Ms. Moss is party to the Supplemental Executive Retirement Plan (“SERP”) and Deferred Bonus Plan, each of which was initiated while Ms. Moss was CEO of the Company before becoming a director. The SERP provides for a benefit starting at $18,892 per month, escalating at 2.5% per year with payments continuing for 20 years. The deferred bonus plan has interest credited annually at a rate of 4.67%.

Aggregate Number of Restricted Stock Units Outstanding at Fiscal Year End 2014: Hewitt — 16,067.
Messrs. Andres and Patrick are party to a director emeritus agreement. The director emeritus agreement provides for a benefit of $18,000 per year for a minimum of 10 years. The benefit will be paid from the director’s normal retirement date until the later of the director’s death or 120 months. The annual benefit payments are subject to a 2.5% annual increase during retirement. Messrs. Andres, Hewitt, Patrick, and Wells are also party to Deferred Fee Agreements, with interest credited annually at a rate of 4.67%.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers. Biographical information about Mr. Zink, who became a director and President and Chief Executive Officer of the Company and the Bank on January 1, 2012, is given above under the heading “Nominees.”

Name	Age	Position
Terry E. Zink	63	President and Chief Executive Officer of Cascade Bancorp and Bank of the Cascades since January 1, 2012.
Gregory D. Newton(1)	64	Executive Vice President and Chief Financial Officer of Cascade Bancorp and Bank of the Cascades since 2002.
Charles N. Reeves(2)	47	Executive Vice President and Chief Banking Officer of Cascade Bancorp and Bank of the Cascades since August 2012.
Daniel J. Lee(3)	58	Executive Vice President and Chief Credit Officer of Cascade Bancorp and Bank of the Cascades since April 2012.
Peggy Biss(4)	57	Executive Vice President and Chief Administrative Officer of Cascade Bancorp and Bank of the Cascades since 2014.
________________

(1)
Gregory D. Newton.  Mr. Newton’s extensive 30 year banking experience includes treasury and accounting experience spanning asset and liability management, investments, funding and derivative management. He has served in key treasury and controllership roles with banks in Seattle, as well as the Federal Reserve. Mr. Newton joined Cascade Bancorp in 1997. He currently serves as investor relations contact. Mr. Newton earned a Bachelor’s Degree at the University of Washington and completed MBA coursework at Seattle University and is a non-public CPA. He is active in the community and the Oregon Bankers Association.

(2)
Charles N. Reeves.  Mr. Reeves joined Cascade in August 2012 with over 20 years of banking and financial expertise, most recently as Bancorp Senior Vice President of Special Assets at Fifth Third Bank, a $115 billion bank in the Midwest. Prior to his Special Assets role, Mr. Reeves served as President of Fifth Third Bank’s Chicago region from 2008 through 2010, overseeing all lines of business. Reeves holds a Bachelor of Arts from Miami University in Oxford, Ohio. Throughout his career Reeves has been actively involved with community and industry leadership programs, including serving on the board of directors for several organizations.

(3)
Daniel J. Lee. Mr. Lee brings over 30 years of banking and financial expertise, including executive positions with a number of community and regional banks. Prior to joining Cascade in April 2012, Mr. Lee served as Senior Vice President at a community bank in Indiana, and held a senior marketing role at Lake City Bank in Indianapolis from 2009 to 2011. Mr. Lee holds a Bachelor’s Degree and MBA from Indiana University and attended the Stonier Graduate School of Banking. Throughout his career, Mr. Lee has been actively involved with his community and from 2013 to 2014 served on the board of Government Relations Council of the American Bankers Association.

(4)
Peggy Biss. Mrs. Biss began working for the Bank in 1978 and held the position of Chief Human Resources Officer until 2014 when she was named Chief Administrative Officer. Prior to establishing the human resources department in 1988, Mrs. Biss held positions in operations, lending and branch management. Mrs. Biss holds a senior professional certificate in human resources (SPHR) as certified by the Human Resources Certification Institute and is a graduate of Pacific Coast Banking School. For more than 30 years, Mrs. Biss has been actively involved with community and industry programs including the American Red Cross, Bend Chamber of Commerce and the local chapter of the Northwest Human Resource Association. She is a member of the Society of Human Resource Managers and the Oregon Bankers Association human resources committee.

EXECUTIVE COMPENSATION

Compensation Framework

Our goal is (i) to balance short-term and long-term objectives, so annual incentives are combined with long-term incentives, (ii) to attract executive talent, retain a team of effective leaders and provide stability for the Company, and (iii) to promote greater alignment with shareholder interests.

The combination of salary and the annual cash incentive make up cash compensation. The sum of cash compensation plus the annual equity/long-term incentive awards results in total direct compensation. Higher levels of company or individual performance may result in maximum total direct compensation. The Company also desires to motivate and reward NEOs relative to future performance, so the Compensation Committee does not currently consider prior stock compensation as a factor in determining future compensation levels.

Peer Group

The primary data source used in setting competitive compensation targets for the NEOs is the information publicly disclosed by a “Peer Group” of the 17 companies listed below. The composition of the Peer Group is reviewed annually and may change from year-to-year. These companies include banks of similar size and business strategy (i.e. those with a commercial lending focus), as well as banks located in geographic locations with similar growth opportunities. The Peer Group data is used for information purposes only and is not used for benchmarking.

PEER GROUP
Company Name (Ticker)	Company Name (Ticker)
Banner Corporation (BANR)	Heritage Oaks Bancorp (HEOP)
Bank of Marin Bancorp (BMRC)	National Bank Holdings Corp (NBHC)
CoBiz Financial Inc. (COBZ)	Pacific Continental Corporation (PCBK)
Community Bank (CYHT)	Pacific Premier Bancorp, Inc. (PPBI)
CU Bancorp (CUNB)	Sierra Bancorp (BSRR)
Farmers & Merchants Bancorp (FMCB)	TriCo Bancshares (TCBK)
Guaranty Bancorp (GBNK)	Westamerica Bancorporation (WABC)
Heritage Commerce Corp (HTBK)	W.T.B. Financial Corporation (WTBFB)
Heritage Financial Corporation (HFWA)

Compensation Tables

The following table sets forth the compensation of our principal executive officer and two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2014 (“Named Executive Officers” or “NEOs”). In this table and the tables that follow, columns required by SEC rules may be omitted where there is no amount to report.

SUMMARY COMPENSATION TABLE FOR 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Comp. ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Terry E. Zink, President & CEO	2014	550,000	544,500	495,000	—	7,792	1,597,292
	2013	550,000	495,000	329,998	—	7,562	1,382,560

Gregory D. Newton, Executive Vice President, Chief Financial Officer	2014	245,000	181,913	165,375	—	7,554	599,842
	2013	245,000	165,375	200,000	—	3,369	613,744

Charles N. Reeves, Executive Vice President, Chief Banking Officer	2014	275,000	204,188	185,621	—	7,562	672,371
	2013	275,000	185,625	100,000	—	6,875	567,500

Bonuses (d): Bonuses awarded in 2014 were based on goals established against five performance factors weighted by importance to the overall achievement of the Company’s objectives. The plan defined threshold, target and maximum performance. The Company achieved results at 160% of target in 2014. Bonuses for 2013 were awarded based on goals established against four performance factors weighted by importance to the overall achievement of the Company’s objectives. The plan defined threshold, target and maximum performance. The Company achieved results and paid bonuses at 150% of target.

Stock Awards (e):  Amounts in this column represent the aggregate grant date fair value of the stock awards granted to the NEOs in 2014 and 2013. The amounts were calculated based on the closing price of our common stock on the Nasdaq on the date of grant. On June 11, 2014, 103,125, 34,453 and 38,671 restricted stock awards were granted to Messrs. Zink, Newton and Reeves, respectively, at a $4.80 closing price pursuant to the Company’s 2008 Performance Incentive Plan. Shares granted in 2014 are subject to a five-year graduated vesting schedule based on the anniversary date of the grant. On May 28, 2013, 57,093, 34,602 and 17,301 restricted stock awards were granted to Messrs. Zink, Newton and Reeves, respectively, at a $5.78 closing price pursuant to the Company’s 2008 Performance Incentive Plan. Shares granted in 2013 are subject to a three-year graduated vesting schedule based on the anniversary date of the grant.

All Other Compensation (g):  2014 All Other Compensation for the NEOs includes the Company 401(k) matching contribution.

Narrative Disclosure

Deferred Bonus Agreement (“DBA”).  The Bank has a DBA in place for Mr. Newton which allows him to elect to defer a portion of his annual cash bonus payment, if any. The Bank has established a deferral account on its books, which collects the annual deferral and interest. The deferral account is solely used as a measuring device, and Mr. Newton is a general unsecured creditor of the Bank regarding the payment of benefits. The DBA also provides payouts in the event of the following: early retirement, disability, change of control, and death. The DBA is payable in equal installments or in a lump sum depending on Mr. Newton’s selection under the agreement. The DBA with Mr. Newton allows him to defer up to 25% of his annual cash bonus into the plan. No contributions were made by Mr. Newton in 2014. Interest was credited to the plan annually at a rate of 4.67% in 2014 and will be credited at a rate of 4.32% in 2015; the interest rate is reviewed and updated regularly.

Deferred Compensation Agreement (“DCA”).  In 2013, the Bank established a non-qualified, unfunded deferred compensation plan for Mr. Zink. The DCA provides a benefit to Mr. Zink upon specified termination events and is subject to certain vesting requirements. The benefit provided in the DCA at normal retirement is $350,000 plus annual interest. The Company shall pay the deferral balance upon retirement and after attaining normal retirement age (defined as age 63 and three years of service). Mr. Zink is fully vested in the normal retirement benefit. The DCA provides a payout in the case of termination due to the following events: normal retirement, early termination, disability, change of control and separation from service and death.  Mr. Zink may also elect to voluntarily defer portions of his annual cash incentive to the plan.  Mr. Zink deferred $490,500 to the plan in 2014. Interest was credited to the plan annually at a rate of 4.67% in 2014 and will be credited at a rate of 4.32% in 2015; the interest rate is reviewed and updated regularly.

Supplemental Executive Retirement Plan (“SERP”).  The Bank has non-qualified, unfunded SERP in place for Mr. Newton. The SERP provides a specified benefit to Mr. Newton upon normal retirement, early retirement, early termination, disability, change-in-control of the Company or death. Mr. Newton is fully vested in the normal retirement benefit (defined as age 62). The annual benefit amount payable at retirement is $77,150. The annual benefit payment is subject to a 2.5% annual increase during retirement. The Company shall pay the annual benefit amounts in 12 equal monthly installments after normal retirement for a period of 20 years.

General Benefits.  The NEOs participate in the Bank’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The NEOs are provided the same benefits, and participate in the cost at the same rate, as all other employees.

401(k) and Profit Sharing.  The Company sponsors a 401(k) Retirement Savings Plan (the “401(k) Plan”) pursuant to which employees may make deferrals (“Employee Deferrals”) and the Company may make matching contributions (“Matching Contributions”) and profit-sharing contributions (“Profit Sharing Contributions”). All contributions are subject to certain limitations on contributions under the Internal Revenue Code and the 401(k) Plan provisions. Employees who are 18 years of age or older and have completed one month of service are eligible to make Employee Deferrals. Employees with six months of service are eligible to receive Matching Contributions. The Matching Contribution formula is equal to 100% of Employee Deferrals up to 3% of base salary. Company Participants actively employed at year-end and with over 1,000 hours of paid time in the calendar year are eligible to receive Profit Sharing Contributions.

Employment Agreements.  Effective October 29, 2013, the Company entered into an Executive Employment Agreement with Mr. Zink and Mr. Newton, and effective November 1, 2013 with Mr. Reeves, which agreements include payment upon certain termination events. Each of these agreements were amended on February 4, 2015. The term of each agreement is two years commencing on the effective date, and will automatically renew for additional one year periods thereafter unless the Company gives notice of termination 90 days prior to the expiration of the immediately preceding term.

In the event of a termination of employment, including for good reason (as defined in each of the NEO’s employment agreement), but excluding a termination of employment due to death, disability or for cause (as defined in each of the NEO’s employment agreement), and provided the termination occurs within 12 months before or 18 months after the change in control (as defined in each of the NEO’s employment agreement), each NEO will receive an amount equal to 2.99 times their base salary plus an amount equal to 2.99 times their annual cash incentive in effect for the year in which the change in control occurs. Such amount may be limited, however, if the change in control payment is determined to be subject to excise taxes under Section 4999 of the Internal Revenue Code. In addition, all outstanding unvested restricted stock and stock options will fully vest and the Company will provide certain employment benefits for a period of 18 months following the date of termination.

In the event of a termination by the Company without cause or by the executive for good reason (as defined in each NEO’s employment agreement), the agreement provides that the NEO will receive an amount equal to 18 months base salary plus an amount equal to the target cash incentive in effect in the year in which the termination occurs. In addition, the Company will provide certain employment benefits for a period of 18 months following the date of termination.

In the event of a voluntary termination, each NEO shall provide up to 120 hours of consulting services to the Company within the first three months following his termination. Each NEO will be paid for the consulting services at an hourly rate equal to the annual base salary at the time of termination divided by 2,080 for each hour worked.

In the case of Messrs. Zink and Newton, the amended Executive Employment Agreements provide that, upon the applicable executive’s retirement from the Company, any unvested grants of restricted stock and stock options awarded to the executive the 2008 Plan will continue to vest following retirement in accordance with the vesting schedules set forth in the respective restricted stock award agreements and stock option grant agreements, with the exception of the stock options granted to such executives on February 3, 2015.

The employment agreements include a non-competition provision which prohibits each NEO from competing with the Company or the Bank (in any county in which the Company operates or does business, or within 50 miles of Bend, Oregon) and soliciting any employee or customer of the Company or the Bank during the term of the employment agreement and for 18 months following termination of employment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (DECEMBER 31, 2014)

Name	Options Awards					Stock Awards		Date Shares Fully Vest
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Terry E. Zink	19,412	—	—	5.95	2/13/2022	—	—	—
Terry E. Zink	—	—	—	—	—	38,062	197,542	5/28/2016
Terry E. Zink	—	—	—	—	—	103,125	535,219	6/11/2019
Gregory D. Newton (3)	366	—	—	273.20	2/1/2017	—	—	—
Gregory D. Newton (3)	1,300	—	—	101.30	3/3/2018	—	—	—
Gregory D. Newton	6,000	—	—	5.70	3/16/2020	—	—	—
Gregory D. Newton	—	—	—	—	—	23,068	119,723	5/28/2016
Gregory D. Newton	—	—	—	—	—	34,453	178,811	6/11/2019
Charles N. Reeves	—	12,987	—	5.55	10/15/2022	—	—	—
Charles N. Reeves	—	—	—	—	—	9,009	46,757	10/15/2015
Charles N. Reeves	—	—	—	—	—	11,534	59,861	5/28/2016
Charles N. Reeves	—	—	—	—	—	38,671	200,702	6/11/2019
________________

(1)	The market value of restricted stock is the number of shares unvested multiplied by the December 31, 2014 stock price of $5.19.

(2)	Option exercise price reflects the November 22, 2010 1:10 stock split.

(3)	Grants were issued under the 2002 Equity Incentive Plan. All other grants were issued under the 2008 Performance Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in time deposits. All such loans and investments were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2014, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $540,200, which represented approximately 0.17% of the Company’s consolidated shareholders’ equity at that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of the copies of the Section 16(a) filings that it received with respect to the fiscal year ended December 31, 2014, and written representations from certain reporting persons that no other reports were required, during fiscal year 2014 all of its officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

AUDIT AND NON-AUDIT FEES

BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. The following table sets forth the aggregate fees for services by the independent registered public accounting firms identified above for the years ended December 31, 2014 and 2013:

	2014	2013
Audit fees	$561,758	$339,130
Audit-related fees	38,000	18,250
Tax fees	—	14,250
All other fees	—	—
	$599,758	$371,630

Audit Fees

Audit fees related to the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2014 and 2013, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such years, and the audit of the Company’s internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act for the same periods. Also included in audit fees are fees paid in relation to the reviews of the Company’s registration statements filed with the Securities and Exchange Commission.

Audit-Related Fees

Audit-related fees include fees for services in connection with the annual audit of the 401(k) Profit Sharing Plan and HUD compliance fees.

Tax Fees

Tax fees include consulting matters in relation to the Company’s taxes.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for assuring the independence of the independent registered public accounting firm, including considering whether provision of non-audit related services is compatible with maintaining the independence of the independent registered public accounting firm. Any non-audit services provided by the auditor must be pre-approved by the Audit Committee. The Audit Committee pre-approved all of the audit-related services, tax services and other services provided by BDO USA, LLP in 2014.

REPORT OF THE AUDIT AND ENTERPRISE RISK MANAGEMENT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee oversees the quality and integrity of the Company’s financial reporting processes and its systems of internal accounting controls, including the engagement of and services performed by the Company’s independent registered public accounting firm. Management is responsible for our financial statements, including our system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements.

The Audit Committee discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the overall scope and plans for the audit and the results of its audit, including the matters required to be discussed by the Statement on Auditing Standard No. 16, “Communication with Audit Committees,” as amended. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee determined the compensation of the independent registered public accounting firm and followed the established policy for pre-approval of all services, audit and non-audit, provided by the independent registered public accounting firm. The Audit Committee met periodically with the independent registered public accounting firm without management present. The Audit Committee has concluded that the provision of non-audit related services described above under the caption “Audit and Non-Audit Fees” is compatible with maintenance of the independence of the independent registered public accounting firm. The Audit Committee determined the extent of funding that the Company must provide to the Audit Committee to carry out its duties and determined that such amounts were sufficient in 2014.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cascade Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2014.

This report is submitted by the Company’s Audit Committee consisting of Jerol E. Andres, Michael J. Connolly, Annette G. Elg, J. LaMont Keen (chair) and Ryan R. Patrick.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2015 and has further directed that such appointment be submitted for ratification by shareholders at the Meeting. Shareholder ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. If the shareholders fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee will take such failure into consideration in future years. If the shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it is determined that such a change would be in our best interests. The Company expects that a representative of BDO USA, LLP will be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

THE CASCADE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

PROPOSAL 3
AMENDMENTS TO THE 2008 PERFORMANCE INCENTIVE PLAN

We are asking our shareholders to approve amendments to the 2008 Cascade Bancorp Performance Incentive Plan, as amended (the “Plan”). The following sections summarize the material terms of the Plan, as proposed to be amended. These sections are qualified in their entirety by the full text of the Plan, a copy of which is included in Appendix A to this Proxy Statement.

Summary of the Amendments

The following is a summary of key amendments to the Plan:

•	sets the maximum number of shares with respect to which awards may be issued to any grantee other than a non-employee director in any calendar year at 2,000,000;

•	sets the maximum number of shares with respect to which awards may be issued to any grantee who is a non-employee director in any calendar year at 100,000;

•	specifies the terms and conditions under which an award of stock appreciation rights (“SARs”) can be made;

•	requires the Company to obtain shareholder approval in order for any repricing of options or SARs to be effective; and

•	amends the definitions of “Performance Award” and “Performance Goal” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Summary of the Plan
Purpose. The purpose of the Plan is to attract, motivate and retain employees and independent contractors of Cascade, any subsidiary or affiliate and non-employee directors of Cascade, any subsidiary or any affiliate. The Plan is also designed to encourage share ownership by such persons, thereby aligning their interest with those of Cascade’s shareholders’ and to permit the payment of compensation that qualifies as other performance-based compensation under Code Section 162(m). Pursuant to the provisions of the Plan, there may be granted options (including “incentive stock options” as defined in Code Section 422 and “nonqualified stock options”) and other stock-based awards, including restricted stock, restricted stock units, SARs and other cash-based awards.
     Eligibility. Employees, including officers, independent contractors and non-employee directors of Cascade or of any of its subsidiaries and affiliates will be eligible to receive awards under the Plan. Incentive stock options may be granted only to employees of Cascade or its subsidiaries. There are currently approximately 530 employees, 11 non-employee directors, five executive officers, and no independent contractors eligible to receive awards under the Plan. The Committee, in its discretion, selects the employees, directors and independent contractors to whom awards may be granted. Other than as set forth under “Recent Awards Subject to the Approval of the Amendments to the Plan” below, we have not yet determined which of these eligible persons will receive grants under the Plan. Therefore, we cannot determine the benefits to be allocated to any eligible person or group of eligible persons at this time.
     Administration. The Compensation Committee of the Board (the “Committee”) or, in its discretion, the Board will administer the Plan. References in this summary to the “Committee” include the Board. The Committee will have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including to determine the time or times at which such awards are granted, the terms of such awards, and whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged or surrendered.
     Stock Subject to the Plan. The maximum number of shares of our common stock reserved for the grant or settlement of awards under the Plan is currently 6,000,000, of which 5,419,682 have been granted as of the Record Date (including the options listed in the table under “Recent Awards Subject to the Approval of the Amendments to the Plan” below), leaving 580,318 shares of our common stock remaining available for the grant of awards under the Plan.

The number of shares of our common stock available under the Plan may be adjusted in the event of certain corporate transactions, such as a merger or stock split. In addition, the number of shares of our common stock available under the Plan may be increased by shareholder approval. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the grantee, the shares of stock with respect to such award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan.
Section 162(m) Limitations. Code Section 162(m) generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to that company’s chief executive officer and the next three most highly compensated executive officers (other than the chief financial officer). Stock options and other stock awards may qualify as performance-based compensation if certain requirements are satisfied in connection with the plan under which the awards are granted. Among other requirements, the plan must be shareholder-approved and must contain a limit on the aggregate value any one individual under the plan may receive during a specified period. Accordingly, the amendments to the Plan provide that the maximum aggregate number of shares of our common stock with respect to which awards may be issued to any grantee in any calendar year is 2,000,000 for any grantee other than a non-employee director, and 100,000 for any grantee who is a non-employee director.
     Additional requirements apply to certain forms of compensation, such as stock awards other than stock options and SARs, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Code Section 162(m) (see “Qualifying Performance Criteria” below).
     The material terms of performance goals under the Plan were last approved by our shareholders in 2008. Shareholder approval of this proposal will constitute shareholder approval of the share and dollar limitations as well as of the qualifying performance criteria for Code Section 162(m) purposes. Although Cascade seeks shareholder approval of the Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Code Section 162(m), it does not guarantee that awards granted hereunder will so qualify and Cascade from time to time may choose to grant awards that cannot so qualify. We reserve the flexibility to make or administer Plan awards and other compensation that does not qualify for tax deductibility under Code Section 162(m).
If the requisite shareholder approval for this proposal is not obtained, we may continue to grant awards under the Plan in accordance with its current terms, up to the number of remaining shares reserved under the Plan and including non-deductible awards that no longer qualify as “performance-based compensation” under Code Section 162(m). Even if this proposal is approved by our shareholders, there are additional requirements that must be satisfied for performance-based awards under the Plan to be fully deductible under Code Section 162(m).
     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between Cascade and the grantee and is subject to the following additional terms and conditions:
     Exercise Price. The Committee determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted and the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Cascade may not be less than 110% of the fair market value of the common stock on the date the option is granted. The fair market value of our common stock is the closing price for the shares as quoted on the Nasdaq on the date of grant. The Committee may modify the exercise price of any option, but if the modification effects a repricing, such modification shall require shareholder approval before the repricing is effective.
     Exercise of Option; Form of Consideration. The Committee determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Cascade’s standard vesting schedule applicable to options granted to employees has been a three-year period from the date of grant or the date of hire, assuming continued employment with Cascade. The means of payment for shares issued upon exercise of an option are specified in each option agreement.
     Term of Option. The term of an option may be no more than 10 years from the date of grant. An grantee may not exercise an option after the expiration of the option’s term.
     Termination of Employment. If an grantee’s employment terminates for any reason other than death or disability, then options held by the grantee under the Plan will be exercisable, to the extent they are vested on the termination date, and shall remain exercisable for such period as may be provided in the applicable award terms but not beyond the expiration of the award.
     Generally, pursuant to an award agreement, if an grantee’s employment terminates as a result of grantee’s death or disability, all outstanding unvested options fully vest as of the date of the grantee’s death or disability and may be exercised for twelve months following the grantee’s death or disability but in no event after the expiration date. The Committee has the authority to extend the period of time for which an award is to remain exercisable following a grantee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.
     Terms and Conditions of Stock Awards. Stock awards may be restricted stock grants, restricted stock units, SARs or other similar stock awards (including awards that do not require the grantee to pay any amount in connection with receiving the shares or that have a purchase price that is less than the grant date fair market value of our stock.) Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. SARs are rights to receive cash or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the SAR. The base price per share under the SAR shall not be less than the fair market value of a share of our common stock as of the date of grant of such SAR. The total number of shares to which a SAR applies (rather than the net number issued upon settlement) shall be deducted against the number of shares of common stock reserved for issuance under the Plan upon settlement of the SAR. Restricted stock grants are awards of a specific number of shares of our stock.
     Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting, exercise and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (v) restrictions on the transferability of the stock award or the shares and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.
     The exercise period of a SAR may be no more than 10 years from the date of grant. Upon the termination of a grantee’s employment or service with Cascade or its subsidiaries or affiliates, exercisable SARs may remain exercisable for such period of time as indicated in the stock award agreement, but in no event following the expiration of their term. The Committee may modify the exercise price of any SAR, but if the modification effects a repricing, such modification shall require shareholder approval before the repricing is effective.
     Nontransferability. Generally, grantees may not transfer awards granted under the Plan other than by will or the laws of descent and distribution or to a designated beneficiary upon the grantee’s death, except that SARs maybe assigned, transferred, or otherwise encumbered or disposed of by the grantee once such SARs have vested in accordance with the terms of the award agreement. The Committee may in its discretion make an award transferable (other than for value) to a grantee’s family member or any other person or entity as it deems appropriate.
     Qualifying Performance Criteria. Qualifying performance criteria means one or more performance goals determined by the Committee in its discretion to be applicable to a grantee with respect to an award and may provide for one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales or revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings pre-provision and post-provision), earnings per share, earnings per share from continuing operations, efficiency ratio, net interest income, non-interest income, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, average assets, equity, average equity, average tangible equity, average tangible common equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, number of accounts, customers or households, growth in assets or capital, economic value added, cash generation, cash flow, unit volume, working capital, market share, tangible book value, quality of assets or credit, non-performing asset ratio, net charge-off ratio, Texas ratio, classified assets, performance on regulatory exams or audits, customer satisfaction, expense management or cost reductions, strategic plan development and implementation, change in franchise value and mix of assets, loans or deposits.
     The performance goals may be expressed in any form that the Committee determines, in its discretion, using objective criteria and may differ from grantee to grantee and from award to award. Any criteria used may be measured in absolute terms or as compared to another company or companies. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Various rules apply under Code Section 162(m) as to when and how qualifying performance objectives may be established and achievement of such objectives may be confirmed.
     Deferral of Award Benefits. The Committee may permit grantees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the Plan.
     Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Except as otherwise provided in the Plan or in an award agreement, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the Plan, (ii) the number and kind of shares of common stock or other property issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price or purchase price relating to any award, (iv) the performance goals, and (v) the individual limitations applicable to awards; provided that, with respect to incentive stock options, any adjustment shall be made in accordance with the provisions of Code Section 424(h) and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any award hereunder which is or becomes subject to Code Section 409A to fail to comply with the requirements of such section.
     Amendment and Termination of the Plan. The Board may amend, alter or discontinue the Plan and outstanding awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a grantee under any award theretofore granted without such grantee’s consent, or that without the approval of the shareholders (as described below) would, except in the case of an adjustment upon changes in capitalization, merger, or asset sale (see “Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale” above), increase the total number of shares of common stock reserved for the purpose of the Plan. In addition, shareholder approval shall be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which common stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on January 1, 2018. No awards shall be granted under the Plan after the termination date.
Federal Income Tax Consequences
     THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.
     Options. The grant of an incentive stock option will not be a taxable event for the grantee. Upon exercise the grantee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includable in the grantee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the grantee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss.) If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option.) Cascade is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the grantee has taxable ordinary income on a disqualifying disposition (unless limited by Code Section 162(m)).
     The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock will not be a taxable event for the grantee. Upon the exercise of a nonstatutory option, the grantee will recognize ordinary income (and unless limited by Code Section 162(m) Cascade is entitled to a corresponding deduction) in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the grantee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. Cascade may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Committee; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if Cascade’s common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.
     Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 to the extent the shares will be forfeited in the event that the participant ceases to provide services to Cascade and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
     The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Code Section 83(b). In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Cascade. Cascade is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.
     Code Section 409A. The American Jobs Creation Act of 2004 added Code Section 409A, generally effective January 1, 2005. Code Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Code Section 409A.
     Code Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and meet certain other requirements and restricted stock type awards provided there is no deferral of income beyond the vesting date. Code Section 409A also does not cover SARs if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.
Accounting Treatment
     Cascade will recognize compensation expense in connection with awards granted under the Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123R. Cascade currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.
Recent Awards Subject to the Approval of the Amendments to the Plan

On February 3, 2015, we awarded options to the executive officers named in the table below. The option awards were made subject to shareholder approval of the amendments to the Plan. If our shareholders do not approve the amendments to the Plan at the Meeting, the option awards will be canceled.

Plan Benefits 2008 Cascade Bancorp Performance Incentive Plan, as amended
Name and Position	Number of Incentive Stock Options	Number of Nonqualified Stock Options	Exercise Price of Option (1)(2)
Terry E. Zink President and Chief Executive Officer	20,876	1,479,124	$4.79
Charles “Chip” Reeves Executive Vice President and Chief Banking Officer	20,876	579,124	$4.79
Gregory D. Newton Executive Vice President and Chief Financial Officer	20,876	579,124	$4.79
Peggy L. Biss Executive Vice President and Chief Administrative Officer	20,876	329,124	$4.79
Daniel J. Lee Executive Vice President and Chief Credit Officer	20,876	229,124	$4.79
As a group	104,380	3,195,620
(1) Based on the closing price of Cascade’s common stock on the Nasdaq on February 3, 2015, the date of grant.
(2) The value an executive officer may receive depends on the price of Cascade’s common stock in the future compared to the exercise price of options granted. There can be no assurance that any value will actually be realized. No gain to an executive officer is possible without an appreciation in stock price.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS OF THE 2008 PERFORMANCE INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding securities authorized for issuance under the Company’s existing equity plans as of December 31, 2014. Additional information regarding the Company’s equity plans is presented in Note 18 of the Notes to Consolidated Financial Statements included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Plan Category	# of securities to be issued on exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	# of securities remaining available for future issuance under plan (excluding securities in column (a)) (c)(1)
Equity compensation plans approved by security holders	85,901	$34.85	3,951,769
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	85,901	$34.85	3,951,769

(1) This amount does not reflect the issuance of 3,300,000 stock options by the Company on February 3, 2015. See “Recent Awards Subject to the Approval of the Amendments to the Plan” above and Note 18 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 10, 2015.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for our shareholders. We believe that the Company’s Named Executive Officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short- and long-term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the compensation tables and the related narrative disclosure in this Proxy Statement for additional details on executive compensation.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say on pay”). As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Accordingly, you may vote on the following resolution at the Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the compensation tables and the related narrative disclosure in this Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our Named Executive Officers at our 2016 annual meeting of shareholders, unless the Board modifies its policy of holding a non-binding advisory vote to approve the compensation of our Named Executive Officers on an annual basis.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for consideration for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received by the Secretary of the Company at Cascade’s main office at 1100 N.W. Wall Street, Bend, Oregon 97701 no later than the close of business (5:00 p.m. local time) on December 20, 2015.

For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at the meeting, written notice must be received by the Secretary of the Company at the address included above, not less than 60 days nor more than 90 days before the date of the meeting (for a June 6, 2016 meeting, no earlier than March 8, 2016, and no later than the close of business on April 7, 2016). Provided, however, that in the event less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Secretary of the Company, in writing, by the close of business on the 15th day following the day on which such notice or prior public disclosure of the date of the annual meeting was made, whichever first occurs. A shareholder’s notice to the Secretary shall set forth (i) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder, (iii) the class and number of shares of the Company that the shareholder owns or is entitled to vote and (iv) any material interest of the shareholder in such matters.

For more information regarding the process for submitting director nominations, see “Nominating and Corporate Governance Committee.”

INFORMATION AVAILABLE TO SHAREHOLDERS

The Company’s 2014 Annual Report, including the Annual Report on Form 10-K for the year ended December 31, 2014, was delivered or made available with this Proxy Statement. It is also available to shareholders through our website www.botc.com (click on “About Us” and then “Investor Information”). Additional copies of the 2014 Annual Report (not including exhibits or documents incorporated by reference) may be obtained by mail without charge from Gregory D. Newton, EVP/Chief Financial Officer, Cascade Bancorp, P.O. Box 369, Bend, Oregon 97709, or e-mail cascades@botc.com. Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings that the Company makes with the SEC.

The Company’s filings with the SEC and additional shareholder information is available free of charge through the Company’s website, www.botc.com (click on “About Us” and then “Investor Information”). Alternatively, the SEC maintains a website, www.sec.gov, at which all forms filed electronically may be accessed.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 8, 2015. This Proxy Statement and the 2014 Annual Report are available at www.proxyvote.com.

American Stock Transfer & Trust Company is the Company’s stock transfer agent. American Stock Transfer & Trust Company’s address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219; its phone number is (800) 937-5449; and its website is www.amstock.com.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and a single annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and a single annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently hold shares through an intermediary receive multiple copies of the proxy statement and the annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder who receives a “householding” notification wishes to receive a separate copy of the proxy statement or the annual report at his, her or its address, such shareholder should contact the Company at: c/o Secretary, Cascade Bancorp, 1100 NW Wall Street, Bend, Oregon 97701.

Shareholders of record sharing an address can request delivery of a single copy of the proxy statement and the annual report by contacting the Company at: c/o Secretary, Cascade Bancorp, 1100 NW Wall Street, Bend, Oregon 97701.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors

Andrew J. Gerlicher
SECRETARY

Bend, Oregon
April 20, 2015

APPENDIX A

CASCADE BANCORP

2008 PERFORMANCE INCENTIVE PLAN
As amended

1.           PURPOSE; TYPES OF AWARDS.

The purpose of the Cascade Bancorp 2008 Performance Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company, any Subsidiary or Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage share ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as other performance based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Cash-Based Awards.

The 2008 Performance Incentive Plan shall become effective as of January 1, 2008.

2.           DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Adoption Date” means the date that the Plan was adopted by the Board.

(b)          “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c)          “Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(d)          “Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall have the meaning set forth in the Award Terms.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code, and (c) who otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements shall recuse himself or herself from all determinations pertaining to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

(i)          “Company” means Cascade Bancorp, a corporation organized under the laws of the state of Oregon, or any successor corporation.

(j)          “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l)          “Fair Market Value” shall be the closing sales price per share of Stock for the date of grant on the principal securities exchange on which the Stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock shall be determined in good faith by the Board.

(m)          “Grantee” means a person who, as an employee or independent contractor of or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan. The term “Grantee” also includes an entity that receives an award, as described in Section 4(c), in lieu of the Award being granted to a non-employee director who was appointed to the Board by the Award recipient.

(n)          “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(o)          “NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.

(p)          “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q)          “Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(r)          “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(s)          “Performance Award” shall mean any right granted under Section 6(d) of the Plan. The Committee is hereby authorized to grant Performance Awards to a Grantee subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be certified by the Committee. Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units) that are granted to a Grantee who may be a Covered Employee and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(t)          “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, number of customers or households, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established and while performance relating to such Performance Goal(s) remains substantially uncertain within the meaning of Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: material asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u)          “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture, or trust.

(v)           “Plan” means this Cascade Bancorp 2008 Performance Incentive Plan, as amended from time to time.

(w)          “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.

(x)           “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock or cash subject to certain restrictions and to a risk of forfeiture.

(y)           “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z)           “Stock” means shares of common stock of the Company.

(aa)         “Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to receive in cash the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(bb)         “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.          ADMINISTRATION.

(a)          The Plan shall be administered by the Committee or, at the discretion of the Board. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b)          The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions, and Performance Goals relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4.          ELIGIBILITY.

(a)          Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible participants who are not employed by the Company or a Subsidiary if such employees perform substantial services for the Company or a Subsidiary.

(b)          No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

(c)          Notwithstanding anything in the Plan to the contrary, if an individual non-employee director serves on the Board because he or she was appointed by an entity (the “appointing entity”) that has the right to appoint a non-employee director to the Board, and if as part of the non-employee director’s relationship with the appointing entity all Awards must flow to the appointing entity, then at the election of the non-employee director any Awards that would otherwise be granted to him or her may, at the discretion of the Board, be granted directly to the appointing entity, provided the Award does not increase the appointing entity’s ownership in the Company above 24.5%.

5.          STOCK SUBJECT TO THE PLAN.

(a)        i  Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be (a) 6,000,000 shares of Stock, plus (b) the number of shares of Stock which have been reserved but not issued under the Company’s 2002 Equity Incentive Plan, plus (c) any shares of Stock returned to the Company’s 2002 Equity Incentive Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(b)          Adjustments. Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6.          SPECIFIC TERMS OF AWARDS.

(a)          General. Subject to the terms of the Plan and any applicable Award Terms, (i) the term of each Award shall be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.

(b)          Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan.

(i)          Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)         The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)         The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit the minimum amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C)         Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(D)         Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination shall be as set forth in the applicable Award Terms.

(E)         Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)          Stock and Restricted Stock.

(A)         The Committee may grant Awards of Stock and Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, or upon such other criteria as the Committee may determine in its sole discretion.

(B)         The Committee shall determine the purchase price (if any) to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or Restricted Stock Units subject to the Award. The Award Terms with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C)         Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)         If and to the extent that the applicable Award Terms may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E)         Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(F)         The Company shall not be required to issue stock certificates representing Restricted Stock awarded to a Grantee until the restricted period related to such shares has lapsed. If any stock certificates representing Restricted Stock awarded under this Plan are issued prior to the lapse of the restricted period, such stock certificate shall bear an appropriate legend referring to such restrictions. Such certificates may be retained by the Company during the restricted period.

(iii)        Restricted Stock Units.

(A)         The Committee may grant Awards of Restricted Stock Units to Grantees, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by applicable Award Terms. The vesting of a Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, or upon such other criteria as the Committee may determine in its sole discretion.

(B)         The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.

(C)         Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(D)          Subject to compliance with the requirements of Section 409A of the Code, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(E)         Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iv)        Other Stock-Based or Cash-Based Awards.

(A)          The Committee may grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B)         With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the determination by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C)         Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.

7.          GENERAL PROVISIONS.

(a)          Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. Notwithstanding the foregoing but subject to applicable law, the Committee in its sole discretion may grant transferable NQSOs that, upon becoming fully vested and exercisable, may be transferred to a third-party pursuant to a transfer process approved or established up by the Company.

(b)          No Right to Continued Employment. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c)          Cancellation and Rescission of Awards. The following provisions of this Section 7(c) shall apply to Awards granted to Grantees. The Committee or the Board, in its sole discretion, may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Grantee engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Grantee engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) one year after such exercise, lapse or delivery or (ii)one year after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Grantee to (i) deliver and transfer to the Company the shares of Stock received by the Grantee upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Grantee from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Grantee by the Company. Further, if the Company commences an action against such Grantee (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Grantee engaged in Detrimental Activity or otherwise violated this Section 7(c), the Grantee shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this Section 6.7, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or Award Terms; (ii) the failure to comply with any material term set forth in the Grantee’s employee agreement; (iii) any activity that results in termination of the Grantee’s employment for cause; or (iv) the Grantee being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

(d)          Cancellation of Restrictions. The Committee or the Board shall have the authority (and the Award Terms may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the restricted period with respect to all or part of a an Award on such terms and conditions as the Committee or the Board may deem appropriate. The Awards authorized under this Plan shall contain such other provisions not inconsistent with the terms hereof as the Committee or the Board shall deem advisable.

(e)          Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state and local law.

(f)          Shareholder Approval; Amendment and Termination. The Plan shall take effect on the Adoption Date, subject to the requisite approval of a majority of the shareholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. If such approval has not been obtained within the twelve (12) month period, all Awards previously granted, exercised or purchased under the Plan shall be rescinded, canceled and become null and void. The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the shareholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, shareholder approval shall be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of (i) its Adoption Date or (ii) the date the Plan is approved by a majority of the shareholders of the Company, whichever is earlier. No Awards shall be granted under the Plan after such termination date.

(g)          No Rights to Awards; No Shareholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee shall have any right to payment or settlement under any Award unless and until the Committee or its designee shall have determined that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h)          Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)          No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)          Regulations and Other Approvals.

(i)          The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)         Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)        In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)          Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and payment is subject to Section 409A of the Code, it shall be awarded, issued, and paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(l)          Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the state of Oregon without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations,; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

CASCADE BANCORP
1100 N.W. WALL STREET
BEND, OR 97701
ATTN: CARLY MCFARLAND

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M91409-P59346

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASCADE BANCORP

The Board of Directors recommends you vote FOR each of the nominees and FOR Proposals 2, 3 and 4:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jerol E. Andres
02) Chris C. Casciato
03) Michael J. Connolly
04) Annette G. Elg
05) Dennis L. Johnson
06) J. LaMont Keen
07) James B. Lockhart III
08) Patricia L. Moss
09) Ryan R. Patrick
10) Thomas M. Wells
11) Terry E. Zink

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M91410-P59346

CASCADE BANCORP
Annual Meeting of Shareholders
June 8, 2015 5:30 PM, Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Ryan R. Patrick and Terry E. Zink, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other business as may properly come before the Annual Meeting, all of the shares of common stock of CASCADE BANCORP that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 5:30 PM, PT on June 8, 2015, at The Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

If you have voted by Internet or telephone, please DO NOT mail back this proxy.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side